CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS SERIES FUND
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A (File No. 33-25623) of our report dated February 1, 2002 relating to the December 31, 2001 financial statements of First Investors Insured Intermediate Tax Exempt Fund, a series of First Investors Series Fund, which are included in said Registration Statement.



                                              /s/ Tait, Weller & Baker


                                               TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
FEBRUARY 13, 2002